EXHIBIT 2.0


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.


                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK
                   ------------------------------------------

         THIS AGREEMENT is made and entered into as of March 31, 2004, by and between Cord Blood America, Inc., a Florida corporation (the "Parent"), and the shareholders (collectively, the "Shareholders" and, individually, a "Shareholder") of Cord Partners, Inc., a Florida corporation ("CPI"), who execute and deliver a copy of this Agreement.

         In consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, each of the parties hereto agrees as follows:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Parent agrees to issue to the Shareholders an aggregate of 10,395,000 shares of common stock of the Parent such that CPI shall become a wholly-owned subsidiary of the Parent. In addition, Dennis Sturm shall transfer all of his shares of the Parent to the Parent, and the Parent shall cancel and retire all of such shares.

         2. REPRESENTATIONS AND WARRANTIES OF THE PARENT. The Parent represents and warrants to the Shareholders as follows:

                  (a) ORGANIZATION. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has all necessary corporate power to own its properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Florida. All actions taken by the incorporators, directors, officers and shareholders of the Parent have been valid and in accordance with the laws of the State of Florida.

                  (b) CAPITAL. The authorized capital stock of the Parent consists of 5,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued or outstanding, and 100,000,000 shares of common stock, par value $.0001 per share, of which, prior to the issuance of shares hereunder, there will be 2,113,600 shares issued and outstanding (after giving effect to the cancellation of 9,950,000 shares owned by Dennis Sturm). At closing, all such outstanding shares shall be fully paid and non-assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Parent to issue or to transfer from treasury any additional shares of its capital stock. None of the

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outstanding shares of the Parent are subject to any stock restriction agreements. All of the shareholders of the Parent have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Florida.

                  (c) FINANCIAL STATEMENTS. The audited financial statements of the Parent as of December 31, 2002 and December 31, 2003, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by the Parent throughout the periods indicated, and fairly present the financial position of the Parent as of the date of the financial statements. Since the date of the financial statements, there has not been any change in the financial condition or operations of the Parent, except changes in the ordinary course of business, which changes have not, in the aggregate, had a materially adverse effect upon the Parent or its financial condition.

                  (d) ABILITY TO CARRY OUT OBLIGATIONS. The Parent has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Parent and the performance by the Parent of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Parent or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause the Parent to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Parent or upon the securities of the Parent to be acquired by the Shareholders.

                  (e) FULL DISCLOSURE. None of representations and warranties made by the Parent herein, or in any certificate or memorandum furnished or to be furnished by the Parent hereunder, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading under the circumstances by which it was made.

                  (f) CONTRACT AND LEASES. The Parent is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from the Parent.

                  (g) COMPLIANCE WITH LAWS. To the best of its knowledge, the Parent has substantially complied with, and is not in material violation of any federal, state, or local statute, law, rule and/or regulation.

                   (h) LITIGATION. The Parent is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of The Parent, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Parent. The Parent is not subject to or in


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default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  (i) CONDUCT OF BUSINESS. Prior to the closing, the Parent shall conduct its business in the normal course, and shall not (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (ii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

                  (j) CORPORATE DOCUMENTS. Copies of each of the following documents of the Parent, which are true complete and correct in all material respects, have been or will be delivered to CPI at or prior to closing:

                           Articles of Incorporation;
                           Bylaws;
                           Minutes of Shareholders Meetings; and
                           Minutes of Directors Meetings.

                  (k) VALIDITY OF DOCUMENTS. All minutes, consents or other documents pertaining to the Parent to be delivered at or prior to closing shall be valid and in accordance with the laws of the State of Florida.

                  (l) TITLE TO SHARES. The shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, the Parent is not a party to any agreement which offers or grants to any person the right to purchase or acquire any securities of the Parent. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares, impair, restrict or delay any voting rights with respect to the shares.

         3. REPRESENTATIONS AND WARRANTIES OF CERTAIN SHAREHOLDERS. Each of Matthew L. Schissler, Stephanie A. Schissler and Laura Fitzpatrick (collectively, the "Employees") jointly and severally represents and warrants to the Parent the following:

                  (a) ORGANIZATION. CPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida.

                  (b) INFORMATION. Each of the Employees has been an officer of CPI since its inception. In such capacity, each of the Employees has had access to all information about CPI that he or she desired. Each of the Employees has


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

had the opportunity to ask questions of, and to receive answers from, officers and employees of the Parent and CPI concerning the Parent and its business, affairs and operations, CPI and its business, operations and affairs, and the transactions contemplated by this Agreement, and to obtain any additional information desired by him or her.

                  (c) EVALUATION OF INFORMATION. Each of the Officers, by virtue of his or her education, training and experience, has such knowledge and experience in financial and business matters that he or she is capable of understanding the information provided to him or her by the Parent and CPI and of evaluating the merits and risks of his or her investment in the shares of the Parent to be issued to him or her pursuant to this Agreement.

                  (d) INVESTMENT. The shares of the Parent to be issued to each of the Officers pursuant to this Agreement are being acquired by each of them for his or her own account, and not for the account or beneficial interest of any other person or entity. The shares of the Parent to be issued to each of the Officers pursuant to this Agreement are not being acquired by any of the Officers with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933 (the "Securities Act") or any applicable state securities or blue sky laws (the "State Securities Laws").

                  (e) RESTRICTED SECURITIES.

                           (i) The shares of the Parent to be issued to each of the Officers pursuant to this Agreement have not been, and will not be, registered under the Securities Act or any State Securities Laws and, as such, must be held by each of them unless and until they are subsequently so registered under the Securities Act and any applicable State Securities Laws or an exemption from registration thereunder is available. The shares of the Parent to be issued to each of the Officers hereunder constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

                           (ii) Each of the Officers shall refrain from transferring, selling, assigning, conveying or otherwise disposing of any or all of the shares of the Parent to be issued to him or her pursuant to this Agreement, unless such transfer, sale, assignment, conveyance or other disposition is registered under the Securities Act and any applicable State Securities Laws or a specific exemption from registration thereunder is available. Any transfer, sale, assignment, conveyance or other disposition of any or all of the shares of the Parent to be issued to the Officers pursuant to this Agreement which is made pursuant to an exemption claimed under the Securities Act and any applicable State Securities Laws will require a favorable opinion of the Parent's legal counsel.

                           (iii) The Parent is under no obligation whatsoever to file any registration statement under the Securities Act or any State Securities Laws, to register any transfer, sale, assignment, conveyance or other disposition of any shares of the Parent to be issued pursuant


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

         to this Agreement, or to take any other action necessary for the purpose of making an exemption from registration available to any of the Officers in connection therewith. Stop transfer instructions will be issued by the Parent with respect to the shares of the Parent to be issued to the Officers pursuant to this Agreement.

                           (iv) There will be placed upon all of the certificates representing shares of the Parent delivered to the Officers pursuant to this Agreement, and any and all certificates delivered in partial or total substitution therefor, a restrictive legend.

         4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS OTHER THAN THE EMPLOYEES. Each of the Shareholders other than the Employees severally represents and warrants to the Parent the following:

                  (a) INFORMATION. He has had access to all information about CPI that he desired. He has had the opportunity to ask questions of, and to receive answers from, officers and employees of the Parent and CPI concerning the Parent and its business, affairs and operations, CPI and its business, operations and affairs, and the transactions contemplated by this Agreement, and to obtain any additional information desired by him.

                  (b) EVALUATION OF INFORMATION. By virtue of his education, training and experience, he has such knowledge and experience in financial and business matters that he is capable of understanding the information provided to him by the Parent and CPI and of evaluating the merits and risks of his investment in the shares of the Parent to be issued to him or her pursuant to this Agreement.

                  (c) INVESTMENT. The shares of the Parent to be issued to him pursuant to this Agreement are being acquired by him for his own account, and not for the account or beneficial interest of any other person or entity. The shares of the Parent to be issued to him pursuant to this Agreement are not being acquired by him with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act or any applicable State Securities Laws.

                  (e) RESTRICTED SECURITIES.

                           (i) The shares of the Parent to be issued to him pursuant to this Agreement have not been, and will not be, registered under the Securities Act or any State Securities Laws and, as such, must be held by him unless and until they are subsequently so registered under the Securities Act and any applicable State Securities Laws or an exemption from registration thereunder is available. The shares of the Parent to be issued to him hereunder constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.


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

                           (ii) He shall refrain from transferring, selling, assigning, conveying or otherwise disposing of any or all of the shares of the Parent to be issued to him pursuant to this Agreement, unless such transfer, sale, assignment, conveyance or other disposition is registered under the Securities Act and any applicable State Securities Laws or a specific exemption from registration thereunder is available. Any transfer, sale, assignment, conveyance or other disposition of any or all of the shares of the Parent to be issued to him pursuant to this Agreement which is made pursuant to an exemption claimed under the Securities Act and any applicable State Securities Laws will require a favorable opinion of the Parent's legal counsel.

                           (iii) The Parent is under no obligation whatsoever to file any registration statement under the Securities Act or any State Securities Laws, to register any transfer, sale, assignment, conveyance or other disposition of any shares of the Parent to be issued pursuant to this Agreement, or to take any other action necessary for the purpose of making an exemption from registration available to him in connection therewith. Stop transfer instructions will be issued by the Parent with respect to the shares of the Parent to be issued to him pursuant to this Agreement.

                           (iv) There will be placed upon all of the certificates representing shares of the Parent delivered to him pursuant to this Agreement, and any and all certificates delivered in partial or total substitution therefor, a restrictive legend.

         5. DOCUMENTS TO BE DELIVERED AT CLOSING.

                  (a) BY THE PARENT:

                           (i) Board of Directors Minutes authorizing the issuance of a certificate or certificates for the shares of the Parent to be issued pursuant to this Agreement.

                           (ii) The resignation of the current officers and directors of the Parent.

                           (iii) A Board of Directors resolution appointing Matthew L. Schissler, Joseph R. Vicente and Stephen Weir as directors of the Parent.

                           (iv) All of the business and corporate records of the Parent, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  (b) BY CPI:

                           (i) Delivery to the Parent, or to its Transfer Agent, of certificates representing 100% of the issued and outstanding common stock of CPI.



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

         6. MISCELLANEOUS PROVISIONS.

                  (a) EXPENSES. Each party shall bear all of the legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

                  (c) GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida without regard to conflict or choice of law principles. Jurisdiction and venue for any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the federal and/or state courts located in Orange County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

                  (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

                  (e) BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

                  (f) NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                  (g) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

                  (h) COUNTERPARTS; TELECOPIER. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, and via telecopier, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

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


         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the date first written above.


                          CORD BLOOD AMERICA, INC.


                          By Dennis Sturm
                             ---------------------------------------------------
                             Dennis Sturm, President


                             Matthew L. Schissler
                             ---------------------------------------------------
                             Matthew L. Schissler


                             Stephanie A. Schissler
                             ---------------------------------------------------
                             Stephanie A. Schissler


                             Laura Fitzpatrick
                             ---------------------------------------------------
                             Laura Fitzpatrick


                             OBX CAPITAL GROUP, LLC


                             By Dale Scales
                                ------------------------------------------------
                                Manager


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

                     OAKBROOKE GROUP, LLC

                     BY:  OAKBROOKE GROUP, INC.


                     By Michael E. Lewis
                        --------------------------------------------------------
                        President


                     OAKBRIDGE EQUITIES, LLC

                     By:  Oakbrooke Equities Management, Inc.



                     By Jeffrey H. Pasternack
                        --------------------------------------------------------
                        Jeffrey H. Pasternack, Vice President




                        Gary D. Lipson
                        --------------------------------------------------------
                        Gary D. Lipson


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